UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2008

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairment.

In a Current Report on Form 8-K dated September 9, 2008, The First American Corporation (the “Company”) announced that, as a result of actions taken by the United States government with respect to the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), it would record other-than-temporary impairment and take a charge to third quarter earnings related to its $30.3 and $7.6 million investments in perpetual preferred securities issued by Fannie Mae and Freddie Mac, respectively. On October 10, 2008, the Company concluded that the third quarter pre-tax charge for impairment of these assets will be approximately $34.8 million. The Company does not expect the impairment to result in future cash expenditures.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements relating to the charge to third quarter earnings and related future cash expenditures. Risks and uncertainties exist that may cause results to differ materially from those set forth in the forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include changes in market conditions or governmental action with respect to Fannie Mae and/or Freddie Mac. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: October 16, 2008	By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio Title: Senior Vice President, General Counsel